Exhibit 99.1

FOR IMMEDIATE RELEASE
April 2, 2007

For more information:
Kenneth Torosian	Jordan Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682-8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@darrowir.com

MEDIALINK REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

Teletrax Service Revenues up 45% in the Quarter and Full Year from 2005

NEW YORK, April 2, 2007 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a leading provider of diversified media services for professional communicators and marketers and, through its Teletrax subsidiaries, a leading provider of digital video tracking services to content owners, today reported financial results for the fourth quarter and full year ended December 31, 2006. Revenues and results of operations for all periods have been restated to reflect U.S. Newswire, which was sold in September 2006, as a discontinued operation.

“Teletrax, our global digital video tracking service, continued to enlarge its client base, including recently signed direct response advertising agencies, and expanded its relationships with existing clients, including Reuters Television and the ABC Television Network,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “Deploying full U.S. television coverage in all 210 markets in the first quarter of 2007 and having a strong cash position put us on course to accelerate organic growth within Teletrax as well as more aggressively pursue business development opportunities, including potential acquisitions and alliances.”

Revenues for the three months ended December 31, 2006, of $9.3 million increased by 7.1% from revenues of $8.7 million in the comparable 2005 period. Revenues in the Teletrax™ digital video tracking services business increased $266,000, or 48.8%, and revenues in the traditional media communications services business increased $351,000. The Company incurred an operating loss of $1.1 million in the fourth quarter of 2006 as compared to an operating loss of $2.7 million in the 2005 period. Exclusive of Teletrax, the Company incurred an operating loss of $255,000 in the fourth quarter of 2006, compared to an operating loss of $2.0 million incurred in the 2005 quarter. The operating loss in the 2005 period includes a severance charge of $2.0 million.

Selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2006 decreased by $1.9 million over the comparable period in 2005, and as a percentage of revenue decreased to 59.8% of revenue as compared to 85.4% in the 2005 quarter. SG&A expenses of $5.6 million in the fourth quarter of 2006 included $59,000 of stock-based compensation charges related to the Company’s adoption of a new accounting standard at the beginning of 2006. SG&A expenses in the fourth quarter of 2005 of $7.4 million included $2.0 million of severance charges. Exclusive of these items, SG&A expenses in the fourth quarter of 2006 increased $92,000, but as a percentage of revenue decreased to 59.2% from 62.3% in the fourth quarter of 2005. SG&A expenses in the fourth quarter of 2006 reflect an increase of $172,000 at Teletrax related to the continued expansion of its operation.

Medialink Reports Fourth Quarter and Full Year 2006 Results	Page 2 of 6

The Company incurred a loss from continuing operations for the fourth quarter ended December 31, 2006, of $1.4 million, or $0.22 per share, as compared to a loss from continuing operations of $2.6 million, or $0.43 per share, in the comparable quarter of 2005. In connection with the sale of U.S. Newswire, the Company had income from discontinued operations of $22,000 in the 2006 quarter as compared to income of $287,000 in the 2005 quarter. Earnings before interest, taxes, depreciation, and amortization from continuing operations (“EBITDA”) were a negative $576,000 in the 2006 fourth quarter as compared to a negative $2.3 million in the comparable 2005 quarter. Adjusted EBITDA, which excludes Teletrax operations, was a positive $25,000 in the 2006 fourth quarter as compared to a negative $1.8 million in the 2005 period.

For the year ended December 31, 2006, revenues increased by $383,000, or 1.2%, to $31.7 million as compared to the comparable 2005 period. An increase in Teletrax revenues of $717,000, or 35.8%, during the year was offset by a decrease in revenues of $334,000 in the traditional media communications services business. The Company incurred a loss from continuing operations of $6.3 million in 2006, compared to a loss from continuing operations of $6.9 million in 2005. In connection with the sale of U.S. Newswire, the Company had income from discontinued operations of $5.4 million in 2006, of which $4.5 million represented the gain on sale of the division, as compared to income of $1.3 million in 2005. EBITDA was a negative $6.8 million in 2006 as compared to a negative $5.9 million in 2005. Adjusted EBITDA was a negative $4.2 million in 2006 as compared to a negative $3.9 million in 2005.

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling the loss from continuing operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

The Company had cash reserves totaling $17.0 million at December 31, 2006. In February 2007, the Company finalized the sale price for U.S. Newswire at $22.3 million and received an additional $4.4 million in cash, including $100,000 for additional working capital transferred at closing. At December 31, 2006, $1.9 million of the sale price remained in an escrow account and is included in Other Current Assets.

During the first quarter of 2007, an aggregate of $650,000 out of the $5.0 million of its subordinated debentures were converted into 160,494 shares of the Company’s common stock. In addition, 46,200 warrants out of the 582,929 warrants issued to the original holders of the subordinated debentures were exercised, generating approximately $185,000 in cash proceeds.

“Teletrax continues to demonstrate its value as a protector of video content on a world-wide basis,” Moskowitz added. “While we continue to face challenges in our media communications services business, we are pursuing emerging opportunities in the Internet broadband arena. We believe that our expanding suite of digital services provides us with a tremendous platform from which we can achieve success in the fast-growing market of broadband video production, distribution, and management.”

For the fourth quarter ended December 31, 2006, Teletrax recorded service revenue of $745,000 as compared to $521,000 for the fourth quarter of 2005 and $688,000 in the third quarter of 2006, increases of 43.0% and 8.3%, respectively. Teletrax incurred an operating loss of $823,000 in the fourth quarter of 2006 as compared to an operating loss of $679,000 in the 2005 quarter as a result of continued expansion of the infrastructure and personnel to support growth initiatives. For the year ended December 31, 2006, Teletrax recorded service revenues of $2.6 million as compared to $1.8 million in 2005, an increase of 44.2%.

Medialink Reports Fourth Quarter and Full Year 2006 Results	Page 3 of 6

“Teletrax’ year-over-year quarterly growth rates have exceeded 40% even as the overall revenue base grows,” Moskowitz concluded. “Broadening adoption by video content owners bolsters our long-held confidence in the outstanding potential for this business. Our strong balance sheet and successful completion of our network providing full U.S. market coverage provides us with the capital and critical mass necessary for Teletrax to more aggressively develop this exciting business as clients increasingly seek methods of maximizing and protecting the value of their video assets.”

Following the earnings release on Monday, April 2, 2007, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company’s quarterly results. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth Torosian, Chief Financial Officer. To access the teleconference, please dial 1-800-706-7741 (domestic) or 1-617-614-3471 (international), using access code “16459924”, approximately 10 minutes prior to the start time. The conference call will be webcast live on Medialink's website at www.medialink.com. The webcast is also being distributed through the Thomson StreetEvents Network via www.earnings.com (for individual investors) and www.streetevents.com (for institutional investors). To listen to the webcast, please go to any of these websites about 10 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), with playback access code “42280480”, beginning approximately two hours after the conclusion of the call and available until May 2, 2007.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming. Through its majority-owned subsidiaries, Medialink also provides Teletrax™, a global television tracking and media asset management service to help clients determine return on investment from their programming and advertising efforts. Teletrax is 76%-owned by Medialink and 24%-owned by Royal Philips Electronics. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Medialink Reports Fourth Quarter and Full Year 2006 Results	Page 4 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months		For the year
	ended December 31,		ended December 31,
	2006	2005	2006	2005

Revenues	$9,315	$8,698	$31,719	$31,336

Direct costs	4,321	3,565	14,001	13,213
Selling, general, and administrative expenses	5,570	7,429	24,485	24,018
Depreciation and amortization	502	396	1,972	1,628

Operating loss	(1,078)	(2,692)	(8,739)	(7,523)
Interest income (expense) - net	27	(126)	(389)	(491)

Loss from continuing operations before income taxes	(1,051)	(2,818)	(9,128)	(8,014)
Income tax expense (benefit)	304	(210)	(2,807)	(1,142)

Loss from continuing operations	(1,355)	(2,608)	(6,321)	(6,872)
Income from discontinued operations	22	287	5,375	1,326

Net loss	$(1,333)	$(2,321)	$(946)	$(5,546)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.22)	$(0.43)	$(1.03)	$(1.14)
Income from discontinued operations	0.00	0.05	0.88	0.22
Net loss	$(0.22)	$(0.38)	$(0.15)	$(0.92)

Weighted average number of common shares:
Basic and diluted	6,142	6,052	6,108	6,052

Supplemental financial information:
EBITDA on Continuing Operations (a)	$(576)	$(2,296)	$(6,767)	$(5,895)

Adjusted EBITDA (b)	$25	$(1,780)	$(4,180)	$(3,858)

Loss from operations, exclusive of Teletrax	$(255)	$(2,013)	$(5,331)	$(4,872)

Loss from Teletrax operations, exclusive of depreciation
and amortization	$(601)	$(516)	$(2,587)	$(2,037)

Revenue by Business Line:
Media Communications Services	$8,504	$8,153	$28,998	$29,332
Teletrax - service revenue	$745	$521	$2,624	$1,820
Teletrax - equipment sales	$66	$24	$97	$184

(a)	EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

(b)	Adjusted EBITDA excludes the results of Teletrax

Medialink Reports Fourth Quarter and Full Year 2006 Results	Page 5 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$17,031	$7,303
Accounts receivable, net	5,319	5,014
Inventory	602	371
Prepaid expenses	287	523
Prepaid and refundable income taxes	701	906
Deferred income taxes	107	-
Other current assets	2,005	48
Current assets of discontinued operations	-	613
Total current assets	26,052	14,778

Property and equipment, net	4,296	4,342
Goodwill, customer list and other intangibles, net	3,429	3,429
Deferred income taxes	725	-
Other assets	652	762
Non-current assets of discontinued operations	-	9,615
Total assets	$35,154	$32,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$8,377	$7,470
Income taxes payable	1,927	-
Current portion of obligations under capital leases	-	70
Current liabilities of discontinued operations	-	117
Total current liabilities	10,304	7,657

Convertible debentures, net of unamortized discount of $899 and $955	4,273	4,045
Other long-term liabilities	1,049	1,586
Total liabilities	15,626	13,288

Stockholders' Equity	19,528	19,638
Total liabilities and stockholders' equity	$35,154	$32,926

Medialink Reports Fourth Quarter and Full Year 2006 Results	Page 6 of 6

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)

	For the three months		For the year
	ended December 31,		ended December 31,
	2006	2005	2006	2005

Reconciliation Between Loss from Continuing Operations to
EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(1,355)	$(2,608)	$(6,321)	$(6,872)

Depreciation and amortization on continuing operations	502	396	1,972	1,628
Interest expense (income) - net	(27)	126	389	491
Income tax expense (benefit) on continuing operations	304	(210)	(2,807)	(1,142)
EBITDA on continuing operations	(576)	(2,296)	(6,767)	(5,895)

Loss from Teletrax operations	823	679	3,408	2,651
Depreciation and amortization included in Teletrax operations	(222)	(163)	(821)	(614)
Adjusted EBITDA	$25	$(1,780)	$(4,180)	$(3,858)